Filed in the Office of	Business Number C2969-2004
Barbara K. Cegavske	Filing Number 20211877828
Secretary of State State Of Nevada	Filed On 11/5/2021 10:01:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: MHHC Enterprises, Inc. Entity or Nevada Business Identification Number (NVID): NV20041375178
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 09/23/2020
4. Description:	Description of inaccuracy or defect: The effective time and date of the filing is not subject to the 1-for-7,400 reverse stock split and the attachment to the filing refers to the " Designation" of the Series A Preferred Stock.
5. Correction:	Correction of inaccuracy or defect: Section 4 of the Certificate of Amendment is corrected by replacing " 9/23/2020" with "Upon the Financial Industry Regulatory Authority (" FINRA")'s approval of the 1-for-7,400 reverse (continued on additional page)
6. Signature: (Required)	X DocuSigned by: Frank Hawley 6550A2C2E70E4B5... Signature — 10/26/2021 Date

This form must be accompanied by appropriate fees.

(additional page)

stock split and as of 12:01 am Eastern Time on the Market Effective Date as provided by FINRA." Section 5 of the Certificate of Amendment is also corrected by deleting the word "Designation" in the last sentence of Article IV in the first attached page to the Certificate of Amendment and replacing it with "Certificate of Designation filed with the State of Nevada on April 25 2019."